NEWS RELEASE

FOR FURTHER INFORMATION, CONTACT:

David G. Kreher                             Fred A. Nielson
Chief Operating Officer                     Investor Relations
(636) 537-9715                              (636) 733-1314

              Reliv International Achieves Record-Setting 1Q Sales,
                Doubles Net Income Compared To Prior-Year Period

FOR IMMEDIATE RELEASE

CHESTERFIELD, MO, May 6, 2003 -- Reliv International, Inc. (Nasdaq/NM - RELV), an international manufacturer and network marketer of nutritional supplements and other food technology products, today announced its results of operations for the three months ended March 31, 2003. The company set a record for net sales from network marketing activities in a single quarter. It also reported its highest quarterly net income in more than a decade.

In the first quarter of 2003, Reliv's revenues totaled $18.67 million, a 29 percent increase over the $14.48 million reported in the prior-year period. The company's 1Q 2003 sales represent its largest-ever quarterly revenue total from network marketing activities in its 15-year history.

Reliv also reported its best quarterly net income performance since 1992. The company earned $978,000, or $0.08 per share ($0.07 per share diluted), for the first quarter of 2003. This net income total more than doubles the $459,000, or $0.04 per share, earned in the prior-year period.

Robert L. Montgomery, President and Chief Executive Officer of Reliv, noted, "Our first quarter results continue the outstanding growth trend we established in 2002. It's gratifying to see the company continue to perform well, despite the economic and war-related uncertainties that consumers face in the United States and many other markets worldwide. Clearly, consumers value the advanced food technology that our unique family of nutritional supplements provides."

Reliv reported broad-based gains across its operations, according to Mr. Montgomery. Sales in the United States - the company's largest market - grew 27 percent in the first quarter of 2003 compared to the prior-year period, he said. Several key international markets also achieved double-digit (or better) percentage increases in sales during the quarter, with revenues up 105 percent in the Philippines, up 24 percent in Mexico, and up 13 percent in Canada, he said.

Reliv International

Along with solid revenue growth, the company saw outstanding growth in its network of independent distributors, Mr. Montgomery said. New distributor sponsorships grew significantly in each of the company's largest markets, he said - up 32 percent in the United States, up 54 percent in Mexico, and up 22 percent in the Philippines, compared to the first quarter of 2002.

Reliv International, Inc., based in suburban St. Louis, manufactures and distributes several lines of food products, including nutritional and fiber supplements, diet management products, functional foods, sports drink mixes and a line of premium skin care products. Its proprietary product lines include an extensive line of soy-based products. Reliv International's common stock trades on The Nasdaq Stock Market(R) under the symbol RELV.

The Company will host an earnings conference call at 1:00 p.m. Eastern on Tuesday, May 6, 2003. The call can be accessed via listen-only dial-in conference lines by dialing 913-981-5593. A replay of this call will be available by telephone from 3:00 p.m. Eastern until midnight by calling 719-457-0820 and using the password (415069#). To listen to the live call, please call at least 10 minutes before the scheduled conference call to register.

A live webcast of this call will be available through the Investor Relations section of the Company's Web site, http://www.reliv.com/us/investor. An online archive of the broadcast will be available on the Company's Web site in the Investor Relations section shortly after the call concludes.

NOTE: Any statement released by Reliv International, Inc. that is forward looking is made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Editors and investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company's business prospect and performance. This includes economic, competitive, governmental, technological and other factors described in the Company's filings with the SEC on forms 10-K and 10-Q.

                        -- FINANCIAL HIGHLIGHTS FOLLOW -

Reliv International, Inc. and Subsidiaries
Consolidated Balance Sheets

                                                                        March 31             December 31
                                                                            2003                    2002
                                                               ------------------------------------------
                                                                     (Unaudited)
Assets
Current Assets:
  Cash and cash equivalents                                            $7,318,152              $3,437,966
  Accounts and notes receivable, less allowances of
     $5,000 in 2003 and 2002                                              535,339                 688,898
  Accounts due from employees and distributors                            106,000                 104,000
  Inventories                                                           3,363,993               3,457,145
  Other current assets                                                  1,083,745                 744,431
                                                               ------------------------------------------

Total current assets                                                   12,407,229               8,432,440
Other assets                                                              558,053                 569,177
Net property, plant and equipment                                       9,365,399               9,444,369
                                                               ------------------------------------------

Total Assets                                                          $22,330,681             $18,445,986
                                                               ==========================================

Liabilities and Stockholders' Equity

Total current liabilities                                              $7,544,802              $6,039,513
Long-term debt, less current maturities                                 4,006,529               4,057,042
Deferred income taxes                                                      84,435                  84,435
Other non-current liabilities                                             460,327                 467,350
Stockholders' equity                                                   10,234,588               7,797,646
                                                               ------------------------------------------

Total Liabilities and Stockholders' Equity                            $22,330,681             $18,445,986
                                                               ==========================================

Consolidated Statements of Operations

                                                               ------------------------------------------
                                                                              Three months ended March 31
                                                                             2003                    2002
                                                               ------------------------------------------
                                                                      (Unaudited)             (Unaudited)
Sales at Retail                                                       $26,856,164             $20,858,510
  Less Distributor allowances on product purchases                      8,184,714               6,374,226
                                                               ------------------------------------------

Net Sales                                                              18,671,450              14,484,284

Costs and expenses:
  Cost of products sold                                                 3,307,718               2,756,710
  Distributor royalties and discounts                                   7,255,198               5,572,058
  Selling, general and administrative                                   6,370,984               5,274,759
                                                               ------------------------------------------

Total Costs and Expenses                                               16,933,900              13,603,527
                                                               ------------------------------------------

Income from operations                                                  1,737,550                 880,757
Other income (expense):
  Interest income                                                          15,742                   6,489
  Interest expense                                                      (68,047)               (121,458)
  Other income\expense                                                  (22,683)                    6,756
                                                               ------------------------------------------

Income before income taxes                                              1,662,562                 772,544
Provision for income taxes                                                685,000                 314,000
                                                               ------------------------------------------

Net Income                                                               $977,562                $458,544
                                                               ==========================================
Earnings per common share
  Basic                                                                    $0.08                    $0.04
                                                               ==========================================

  Diluted                                                                  $0.07                    $0.04
                                                               ==========================================
Weighted average shares of common stock
and common stock equivalents outstanding
  Basic                                                               11,958,000              11,367,000
                                                               ==========================================

  Diluted                                                             13,316,000              11,898,000
                                                               ==========================================